Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and between

SeqLL Inc.

and

SeqLL Omics, Inc.

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of May 29, 2023, by and between SeqLL Inc., a Delaware corporation (“Seller”) on the one hand, and SeqLL Omics, Inc., a Delaware corporation (“Buyer” and, together with Seller, the “Parties” and each individually, a “Party”), on the other hand.

WHEREAS, Seller is engaged in the Business; and

WHEREAS, Seller desire to sell, and Buyer desires to purchase, substantially all of the assets of Seller, upon the terms and subject to the conditions herein provided.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I
DEFINED TERMS

1.1 Defined Terms. The following terms shall have the following meanings in this Agreement:

“Actions” means any claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity.

“Affiliate” means, with respect to any particular Person, any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Bill of Sale and Assignment and Assumption Agreement” means the bill of sale and assignment and assumption agreement, by and between the Seller and the Buyer, in substantially the form attached hereto as Exhibit A.

“Business” means the business of Seller described until the caption “Item 1. Business” of Seller’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 16, 2023.

“Buyer” has the meaning set forth in the Preamble to this Agreement.

“Buyer Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

“Cash Payment” has the meaning set forth in Section 2.5.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Contract” means any agreement, contract, purchase order, franchise agreement, undertaking, license, instrument, obligation or commitment, whether oral or written, which relates to the Business and/or the Acquired Assets and to which the Seller is a party or by which the Seller or any of the Acquired Assets is bound.

“D&O Policy” has the meaning set forth in Section 2.2(c).

“Domain Name Assignment Agreement” means the domain name assignment agreement, by and between the Seller and the Buyer, in substantially the form attached hereto as Exhibit B

“Encumbrance” means any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance.

“Excluded Contracts” has the meaning set forth in Section 2.2(b).

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Governing Documents” means with respect to any particular entity: (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction.

“Intellectual Property” means all statutory, common law and registered patents, all copyrights, all trademarks, all service names, all service marks and all trade names (including any Intellectual Property Registration), and all trade secrets, designs, logos, and other intangible rights and interests owned by the Seller, in each case that are used or useful in connection with the Business, including the name “SeqLL” (and all translations, adaptations, derivations and combinations of the foregoing and all logos related to the foregoing), and all associated goodwill, including, without limitation, the following:

(a) United States Letters Patent and patents granted in any other jurisdiction anywhere in the world, reissues, divisions, continuations, continuations-in-part, reexaminations, renewals and substitutes thereof, foreign counterparts of the foregoing, term restorations or other extensions of the term of any issued or granted patents anywhere in the world and extensions of the monopoly right covering a product or service previously covered by any issued or granted patent anywhere in the world for the limited purpose of extending the holder’s exclusive right to make, use or sell a particular product or service covered by such patent (such as supplemental protection certificates or the like);

(b) product or service names, brands, logos and other distinctive identifications used in commerce, whether in connection with products or services, and the goodwill associated with any of the foregoing;

(c) original works of authorship, derivative works and other copyrightable works of any nature, and fixations of any of the foregoing;

(d) software, databases and fixations thereof;

(e) uniform resource locators, website addresses, domain names, website content and all fixations thereof;

(f) Proprietary Information; and

(g) any other intangible property similar to any of the above.

“Landlord” has the meaning set forth in the definition of Lease.

“Law” means any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law of any Governmental Authority.

“Lease” means that certain Commercial Lease, dated as of February 2, 2022, by and between Seller and Rhino Federal Street Realty Trust (the “Landlord”) with respect to the premises located at 3 Federal Street, Billerica, MA 01821 (the “Premises”).

“Lease Assignment” means the assignment of the Lease, by and between Buyer and Seller, in a form reasonably satisfactory to Buyer and Seller.

“Merger Agreement” means the Agreement and Plan of Reorganization, dated as of May 29, 2023, by and among SeqLL, Inc., Lyneer Merger LLC, Atlantic Acquisition Corp., Atlantic Merger LLC, Lyneer Investments, LLC, IDC Technologies, Inc. and Lyneer Management Holdings LLC.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority.

“Party” has the meaning set forth in the introductory paragraph to this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Premises” has the meaning set forth in the definition of Lease.

“Proprietary Information” shall mean technical, commercial, marketing and other information, data and material of the kind which is or can be used in the operation of a business and which is normally considered to be confidential or proprietary in nature including, but not limited to, any algorithm; procedure; idea; concept; strategic, business and other plan; research; invention or invention disclosure (whether patentable or unpatentable); test, engineering and technical data and materials, know-how, show-how or methodology; trade secret, process, design, formula, or other information or data which has not entered the public domain, and all records or fixations including, but not limited to, laboratory notes, source code and software documentation. The term “Proprietary Information” shall also include the terms and provisions of this Agreement and any other material information relating to this Agreement or the transactions contemplated hereunder.

“Purchase Price” has the meaning set forth in Section 2.5.

“Purchased Assets” has the meaning set forth in Section 2.1.

“Seller” has the meaning set forth in the introductory paragraph to this Agreement.

“Seller Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.

“SeqLL LLC” means SeqLL, LLC, the Massachusetts limited liability company founded in 2013.

“St. Laurent Notes” means that certain Conversion Agreement, dated as of March 23, 2021, by and between Seller and St. Laurent Investments, LLC, as amended by that certain Letter Agreement, dated as of June 28, 2022, by and between the Company and St. Laurent Investments, LLC.

“Tax Return” means all returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund).

“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property (real or personal), customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

“Transfer Taxes” has the meaning set forth in Section 2.8.

“Transaction Documents” means this Agreement, all schedules hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to this Agreement.

ARTICLE II
PURCHASE AND SALE

2.1 Purchased Assets. Subject to the terms and conditions set forth in this Agreement, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, convey, assign, transfer and deliver to Buyer, all of Seller’s right, title and interest on the Closing Date in and to the tangible and intangible assets, properties and rights of every kind and nature and wherever located (other than the Excluded Assets) owned by Seller immediately prior to the consummation of the transactions contemplated by the Merger Agreement (collectively, the “Purchased Assets”), which shall include, without limitation:

(a) all inventory owned by Seller as of the Closing Date, and all assignable or transferable associated warranties and service agreements or rights related thereto;

(b) all goodwill of the Business;

(c) any right, title and interest of Seller in all real property and any leasehold and similar interests in real property leased from third parties by any Seller and any right, title and interest of Seller in and to all improvements, fixtures, easements, right of ways, licenses and other interests thereon;

(d) all Contracts with customers, vendors, suppliers, technology license agreements, and other Contracts of any kind used in, or otherwise relating to, the Business (the “Purchased Contracts”) other than the Excluded Contracts;

(e) all general intangibles owned by Seller including, without limitation, transferable warranties, and all Intellectual Property, including, without limitation, the Intellectual Property set forth on Schedule 2.1(e);

(f) all software (including source code and object code), databases and technology and all related technology, database scheme and transactional code, trade secrets, know-how, formulae, data, specifications, protocols, drawings, designs and all other confidential, non-confidential, or proprietary information related to Seller or the operation of the Business;

(g) the current and active records, files and papers of Seller pertaining to the Purchased Assets and the Business, including all current and active customer, client and supplier lists;

(h) the prepaid and deferred items or credits and deposits, rights of offset and credits and claims for refund generated or incurred by or in connection with the operation of the Business prior to the Closing Date; and

(i) the permits and licenses held by Seller;

(j) the telephone numbers used in connection with the Business;

(k) all equipment and other tangible assets used in, or otherwise related to, the Business;

(l) all accounts receivable relating to the Business; and

(m) all employee personnel files relating to the employees of Seller on the date hereof provided that each employee sends written authorization to Seller permitting the release of the file or otherwise consents to the transfer of such file.

(n) all of Seller’s equity interests in SeqLL LLC and all assets, properties and rights of every kind and nature and wherever located that are associated with such entity.

2.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, none of the following properties or assets of the Seller or the Business are being sold or transferred:

(a) cash and cash equivalents on hand or in banks or other depositories;

(b) the Contracts that are listed on Schedule 2.2(b) attached hereto (collectively, the “Excluded Contracts”);

(c) the directors and officers liability insurance policy of the Seller and any tail policy related thereto (the “D&O Policy”);

(d) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other books and records having to do with the corporate organization of Seller;

(e) any and all Tax Returns, provided that Buyer shall have access to such Tax Returns pursuant to Section 6.2; and

(f) Seller’s rights, titles and interests in, to and under this Agreement.

2.3 Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement, at the Closing, Buyer shall assume, be responsible to pay, perform and discharge all duties, responsibilities, obligations or liabilities of Seller to the extent related to the Business (whether accrued, known or unknown, matured or unmatured, absolute, contingent or otherwise) other than the Excluded Liabilities ( (collectively, the “Assumed Liabilities”).

2.4 Excluded Liabilities. Notwithstanding Section 2.3, Buyer does not, and shall not, assume, be responsible to pay, perform or discharge any of the following obligations or liabilities of Seller (collectively, the “Excluded Liabilities”), all of which shall be retained by Seller:

(a) the obligation to pay any rent pursuant to the Lease; provided, however, that such obligation shall no longer be an Excluded Liability and shall become an Assumed Liability on the first anniversary of the Closing Date;

(b) any obligation or liability of the Seller that is not related to the Business and arises from events that occur following the Closing;

(c) all amounts payable under the St. Laurent Notes;

(d) any obligation or liability of the Seller arising out of any of the Excluded Contracts and the D&O Policy.

2.5 Purchase Price. In consideration of the transfer of the Purchased Assets as provided herein, Buyer shall, on the Closing Date, (a) assume the Assumed Liabilities and (b) pay to Seller a cash amount equal to $1,000 (the “Cash Payment”) (collectively, the “Purchase Price”).

2.6 Payment of Closing Payment. At the Closing, Buyer shall pay to Seller the Cash Payment, by wire transfer of immediately available funds in accordance with wire instructions provided in writing by Seller.

2.7 Sales Taxes. Seller shall be responsible for the payment of the sales, use, transfer and other similar Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) imposed in connection with the transactions contemplated herein (collectively, “Transfer Taxes”) regardless for who is liable for such Transfer Taxes under applicable Laws.

ARTICLE III
SIGNING DELIVERABLES, CLOSING AND CLOSING CONDITIONS

3.1 Seller Signing Deliverables. On, or prior to the date hereof, Seller shall deliver to Buyer a certificate executed by the Secretary (or comparable officer) of Seller (a) certifying (i) Seller’s Governing Documents, and (ii) resolutions of Seller’s board of directors, authorizing the execution, delivery and performance of this Agreement and all documents delivered by Seller hereunder.

3.2 Buyer Signing Deliverables. On, or prior to the date hereof, Buyer shall deliver to Seller a certificate executed by the Secretary (or comparable officer) of Buyer (a) certifying (i) Buyer’s Governing Documents, and (ii) resolutions of Buyer’s board of directors, authorizing the execution, delivery and performance of this Agreement and all documents delivered by Seller hereunder.

3.3 The Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place remotely via the electronic or other exchange of documents and signature pages at 12:01a.m. Eastern Standard Time on the date hereof, or at such other time and date as shall be mutually agreed by the Parties (the “Closing Date”).

3.4 Conditions to Closing. The respective obligations of the Buyer and Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

(b) Representations and Warranties of Seller. The representations and warranties contained in Article IV shall be true and correct (without giving effect to any limitation as to “materiality” set forth therein) on and as of the Closing Date with the same force and effect as if made on the Closing Date (other than those that address matters only as of a particular date, which shall have been true and correct as of such particular date), except where the failure of such representations and warranties to be so true and correct has not resulted in a Seller Material Adverse Effect.

(c) Representations and Warranties of Buyer. The representations and warranties contained in Article V shall be true and correct (without giving effect to any limitation as to “materiality” set forth therein) on and as of the Closing Date with the same force and effect as if made on the Closing Date (other than those that address matters only as of a particular date, which shall have been true and correct as of such particular date), except where the failure of such representations and warranties to be so true and correct has not resulted in a Buyer Material Adverse Effect.

(d) Merger Agreement. The transactions contemplated by the Merger Agreement shall have been consummated and the Closing (as defined therein) shall have occurred.

(e) Seller Closing Deliverables. Seller shall have delivered to Buyer the following:

(i) a certificate executed on behalf of Seller by a duly authorized officer certifying that the condition set forth in Section 3.4(b) has been satisfied;

(ii) the Bill of Sale and Assignment and Assumption Agreement, duly executed by Seller;

(iii) the Lease Assignment, duly executed by Seller;

(iv) the Domain Name Assignment Agreement, in a form reasonably satisfactory to Buyer, to transfer the domain names and websites used in connection with the Business from Seller to Buyer; and

(v) evidence that each of the employees of the Company have been terminated.

(f) Buyer Deliverables. Buyer shall have delivered to Seller the following:

(i) a certificate executed on behalf of Buyer by a duly authorized officer certifying that the condition set forth in Section 3.4(c) has been satisfied;

(ii) the Bill of Sale and Assignment and Assumption Agreement, duly executed by Buyer;

(iii) the Contract Assignment, duly executed by Seller;

(iv) the Lease Assignment, duly executed by Buyer; and

(v) a consent to the Lease Assignment, in a form reasonably satisfactory to Seller, duly executed by the Landlord.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller jointly and severally represent and warrant to Buyer as follows:

4.1 Organization and Authority. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, board, member, and shareholder action on the part of Seller. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

4.2 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreements, or other governing documents of Seller; (b) violate or conflict with any provision of any Law or Order applicable to Seller, the Business, or the Purchased Assets; (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject ; or (e) result in the creation or imposition of any Encumbrance on the Purchased Assets.

4.3 Legal Proceedings; Governmental Orders. There are no Actions pending or, to Seller’s knowledge, threatened against or by Seller that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action

4.4 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby warrants and represents to Seller as follows:

5.1 Organization and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which it is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, board and shareholder action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

5.2 No Conflicts or Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of any Buyer; (b) violate or conflict with any provision of any Law or Order or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Order.

5.3 Legal Proceedings; Governmental Orders. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

5.4 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

ARTICLE VI
COVENANTS AND OTHER AGREEMENTS

6.1 Employees. To the extent Seller have employees dedicated solely to the Business, Seller shall terminate such employees effective as the close of business the day before the Closing Date and Seller shall be responsible without exception for all compensation, Taxes, insurance, accrued sick and vacation days and other benefits and amounts relating to such employees, and Seller shall indemnify, defend and hold harmless Buyer from any claims made against Buyer with respect to such obligations. Buyer shall not assume or in any way become responsible or liable for any compensation, Taxes, insurance or other benefits and amounts payable by Seller on account of such employees.

6.2 Access to Information. Following the Closing, each Party will afford the other Parties, their counsel and their accountants, during normal business hours, reasonable access to the books, records and other data directly relating to the Purchased Assets in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any governmental or regulatory authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened legal action or proceeding. Further, each Party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such Party shall first offer in writing to surrender such books, records and other data to the other Party and such other Party shall not agree in writing to take possession thereof during the ten (10) business day period after such offer is made.

6.3 Content Transfer. Promptly after the Closing, Buyer and Seller shall cooperate to transfer from Buyer to Seller copies of those Purchased Assets constituting content that is stored as electronic, machine-readable files.

6.4 Lease Payments. Following the Closing and until the first anniversary of the Closing Date, Seller shall make timely payments of all rent obligations pursuant to the Lease and shall be liable to Buyer for all interest, penalties, liabilities and other losses that directly arise from a failure to make any such timely payment.

6.5 Further Assurances. Buyer and Seller each agree that they shall, at any time and from time to time after the Closing Date, upon request of the other Party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably necessary to further effectuate the terms of this Agreement.

ARTICLE VII
TERMINATION

7.1 Termination This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) By mutual written consent of Buyer and Seller;

(b) By Buyer, if there has been a material breach of any of the representations or warranties set forth in Article IV, except where the failure of such representations and warranties to be so true and correct has not resulted in a Seller Material Adverse Effect;

(c) By Seller, if there has been a material breach of any of the representations or warranties set forth in Article V, except where the failure of such representations and warranties to be so true and correct has not resulted in a Buyer Material Adverse Effect;

(d) By Buyer or Seller, if (i) the transactions contemplated by the Merger Agreement shall not have been consummated on or prior to July 31, 2023 or (ii) if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of the parties) with the exception of this Section 7.2 and Article VII , each of which shall survive such termination and remain valid and binding obligations of the parties. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 7.1 shall not affect any liability on the part of any party for the willful breach of this Agreement by, or any fraud of, such party.

ARTICLE VIII
MISCELLANEOUS

8.1 Entire Understanding; Amendment. This Agreement, including all Exhibits and Schedules hereto, and the other agreements and instruments referenced herein and delivered in connection herewith, represent the entire understanding of the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, understandings and agreements, written or oral, among the Parties hereto with respect to the subject matter hereof, all of which prior agreements are hereby rendered null and void. This Agreement may not be amended or modified except by a writing executed by all of the Parties hereto.

8.2 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their respective successors and permitted assigns.

8.3 Assignment. Neither Party hereto may assign this Agreement without the prior written consent of the other Party; provided, however, that Seller may assign its rights and obligations under this Agreement to any successor of Seller’s business in the event of a change of control of Seller.

8.4 Counterparts. This Agreement may be signed in counterparts, each of which shall be considered an original and together they shall constitute one agreement. The exchange of copies of this Agreement and of signature pages by electronic mail in PDF format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by electronic mail in PDF or Docusign formats shall be deemed to be their original signatures for all purposes.

8.5 Section Headings; Exhibits; Schedules. Section headings contained in this Agreement are for convenience or reference only and shall not be deemed a part of this Agreement. Any reference to Exhibits or Schedules shall signify that such Exhibits or Schedules are incorporated herein by reference.

8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to its conflict of laws rules.

8.7 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given to the Parties at their respective addresses set forth below and shall be sent by (a) hand delivery, (b) certified mail or registered mail, return receipt requested, postage prepaid, (c) a recognized overnight delivery service or (d) e-mail. Notices sent by hand delivery shall be deemed received when delivered; notices sent by certified mail shall be deemed received when accepted; notices sent by overnight delivery service shall be deemed received on the next business day and notices sent by electronic mail when sent if sent during normal business hours of the recipient and confirmed, and if not so confirmed, then on the next business day.

If to Buyer to: SeqLL Omics, Inc.

Attention: Daniel Jones

3 Federal Street

Billerica, MA 01821

Email: dan@seqll.com

with a copy (which shall not constitute notice to:

Pryor Cashman LLP
Attention: Eric Hellige
7 Times Square
New York, NY 10036
Email: ehellige@pryorcashman.com

If to Seller to: SeqLL Inc.

c/o Atlantic Acquisition Corp.

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ 07632

Attention: Christopher Broderick, Chief Operating Officer

Email: cbroderick@atlantic-international.com

with a copy (which shall not constitute notice to:

Davidoff Hutcher & Citron LLP

Attention: Elliot H. Lutzker
605 Third Ave, 34th Floor
New York, NY 10158
Email: ehl@dhclegal.com

8.8 Expenses. Seller and Buyer shall each pay its respective expenses, fees and costs incident to the preparation and execution of this Agreement and, except as otherwise expressly provided for herein, each Party shall bear its respective expenses or fees involved in the preparation and delivery of all documents required to be delivered by or on behalf of such Party hereunder, whether or not the transactions contemplated hereunder are consummated.

8.9 Interpretation. No provision of this Agreement or any agreement ancillary hereto shall be interpreted or construed against any Party because that Party or his or its legal representative drafted such provision. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender, as the case may be. All references to $ or dollar shall refer to United States currency.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first written above.

BUYER

SEQLL OMICS, INC.

By:	/s/ Daniel Jones
	Name:	Daniel Jones
	Title:	President

[Signature Page to Purchase Agreement]

SELLER

SEQLL INC.

By:	/s/ Daniel Jones
	Name:	Daniel Jones
	Title:	Chief Executive Officer

[Signature Page to Purchase Agreement]